Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6619

(Name, address and telephone number of agent for service)

NVENT ELECTRIC PLC (Exact name of obligor as specified in its charter)	NVENT FINANCE S.À R.L. (Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Luxembourg (State or other jurisdiction of incorporation or organization)

98-1391970 (I.R.S. Employer Identification Number)	98-1398273 (I.R.S. Employer Identification Number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW United Kingdom (Address of principal executive offices)	26, boulevard Royal L-2449 Luxembourg, Grand Duchy of Luxembourg (Address of principal executive offices)

3.950% Senior Notes due 2023

4.550% Senior Notes due 2028

Guarantees for 3.950% Senior Notes due 2023

Guarantees for 4.550% Senior Notes due 2028

(Title of the Indenture Securities)

FORM T-1

Item 1.                            GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                            AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.              A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.  Not applicable.

9.              Not applicable.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota, on the 24th of August, 2018.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 24, 2018

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2018

($000’s)

3/31/2018
Assets
Cash and Balances Due From Depository Institutions	$19,210,762
Securities	110,797,912
Federal Funds	49,966
Loans & Lease Financing Receivables	278,268,217
Fixed Assets	4,035,404
Intangible Assets	13,036,496
Other Assets	26,856,978
Total Assets	$452,255,735

Liabilities
Deposits	$355,061,230
Fed Funds	931,593
Treasury Demand Notes	0
Trading Liabilities	681,501
Other Borrowed Money	32,101,111
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	13,027,872
Total Liabilities	$405,103,307

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,071,141
Minority Interest in Subsidiaries	796,172
Total Equity Capital	$47,152,428

Total Liabilities and Equity Capital	$452,255,735